Exhibit 99.1

                      TRANSACTIONS IN COMMON STOCK BY LEVIN

                          CONSOLIDATED-TOMOKA LAND CO.

 No. of Shares      Average price            Date           Buy/Sell
 -------------      -------------            ----           --------

    483,425            $13.75           Sept.  24/99         Buy(1)


    197,540            $13.1576         Sept.  27/99         Sell

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(1)   Received in distribution of common shares of CTO made by BKF in accordance with the Plan.